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                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                       --------------------


                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                         PREDICT IT INC.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)


           Delaware                                  84-1433978
           --------                                  ----------
    (State of incorporation                       (I.R.S. Employer
        or organization)                         Identification No.)


           694 Eighth Avenue
          New York,  New York                           10036
          -------------------                           -----
(Address of principal executive offices)             (Zip Code)


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]



      Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
                       ---------------------------------

         Title of each class              Name of each Exchange on Which
         to be so registered              Each Class is to be Registered
         -------------------              ------------------------------
                 None                            Not Applicable


      Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, $0.01 Par value
                        -----------------------------
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered
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         The Information in Registrant's prospectus filed with the Commission on
August 13, 1999, as part of the Registrant's Form SB-2 Registration Statement under the Securities Act of 1933, as amended, Number 333-76519, and all amendments thereto, ("Registrant's Form SB-2"), contained under "Description of The Capital Stock" (pages 41-43), is incorporated by reference in response to this item. A copy of the relevant portion of said information is attached hereto as Exhibit 1.

Item 2.  Exhibits
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Exhibit No.    Description
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      1        Pages 41-43 from the Registrant's Form SB-2

      2 Registrant hereby incorporates by reference the Certificate of Incorporation as Amended by the Registrant, filed as Exhibit 3.1 to the Registrant's Form SB-2

      3 Registrant hereby incorporates by reference the By-laws of the Registrant, filed as Exhibit 3.2 to the Registrant's Form SB-2

      4 Registrant hereby incorporates by reference the Registrant's Certificate of Designation of Series A Preferred Stock, filed as Exhibit 4.1 to the Registrant's Form SB-2

      5 Registrant hereby incorporates by reference the Specimen of Common Stock of the Registrant, filed as Exhibit 4.2 to the Registrant's Form SB-2

      6 Registrant hereby incorporates by reference the Registration Rights Agreement by and among Predict It Inc. and Certain Shareholders, filed as Exhibit 4.3 to the Registrant's Form SB-2


                                  SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 23, 1999

                                       PREDICT IT INC.


                                       By: /s/ Andrew P. Merkatz
                                           --------------------------------
                                       Name:  Andrew P. Merkatz
                                       Title: President